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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

            We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-101185, Form S-3 No. 333-99409, Form S-3 No. 333-68938, Form S-3 No. 333-93897, Form S-8 No. 333-82471, Form S-8 No. 333-64313, Form S-8 No. 333-63919) of our report dated February 5, 2004 (except for Notes 3 and 4, as to which the date is February 15, 2005), with respect to the consolidated financial statements of Simon Property Group, Inc. included in this Current Report on Form 8-K.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana February 15, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm